Exhibit 99.2

Macquarie Infrastructure Corporation
125 West 55th Street New York, NY10019 United States	Telephone +1 212 231 1825 Facsimile +1 212 231 1828 Internet: www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MACQUARIE INFRASTRUCTURE CORPORATION REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS, INCREASED DIVIDEND

•	Net income increases to $42.5 million from $8.3 million

•	Cash from Operating Activities increases to $159.1 million from $61.0 million

•	Proportionately Combined Free Cash Flow increases to $131.9 million

•	Quarterly cash dividend of $1.29 per share, up 14.2%, authorized

•	Full year 2016 guidance reaffirmed

New York, October 31, 2016 – Macquarie Infrastructure Corporation (NYSE: MIC) reported its financial results for the third quarter of 2016 including net income of $42.5 million, up from $8.3 million in the third quarter of 2015. For the nine months ended September 30, 2016, MIC reported net income of $83.7 million versus a net loss of $145.7 million in the prior comparable period.

“Our businesses delivered financial and operating performance in the third quarter that was consistent with our expectations and guidance for the full year,” said James Hooke, chief executive officer of MIC. “Atlantic Aviation benefitted from a continued increase in flight activity and the facilities comprising our renewables portfolio experienced a return to more normal wind and solar resource levels.”

“The terminal operations of IMTT produced improved financial results, while losses at its environmental response subsidiary narrowed,” Hooke noted. “Our MIC Hawaii segment added to the overall result with contributions from recent acquisitions.”

Cash provided by Operating Activities increased 160.9% to $159.1 million and 71.4% to $437.0 million in the quarter and nine months ended September 30, 2016, respectively. The increase in Cash from Operating Activities reflects primarily the absence of performance fees settled in cash, improvement in Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), and the absence of interest rate swap break costs, partially offset by higher cash state taxes.

Proportionately Combined Free Cash Flow (“PCFCF”) increased 42.2% to $131.9 million and 34.2% to $391.6 million in the quarter and nine months ended September 30, 2016, respectively. The increases were primarily the result of improved operations, including contributions from acquisitions in 2015 and 2016, and do not reflect adjustments made to exclude the impact of interest rate swap breaks costs of $19.2 million and $50.6 million in the quarter and year to date periods, respectively, and $9.3 million of transaction-related in the year to date figures in 2015. Adjusted for these items, the increase in PCFCF would have been 17.6% for the quarter and 11.4% for the nine month period. See “Use of Non-GAAP Measures” below for MIC’s definition of PCFCF and the attached tables for a reconciliation of non-GAAP measures including PCFCF to the most comparable GAAP measures.

The weighted average number of MIC shares outstanding during the quarter ended September 30, 2016 increased 2.0% to 81,220,841 versus the prior comparable period. The increase was primarily the result of the reinvestment by MIC’s manager on August 1, 2016 of a previously deferred performance fee and the monthly reinvestment of base management fees.

The MIC board of directors authorized a cash dividend of $1.29 per share, or $5.16 annualized, for the third quarter of 2016. The dividend will be payable November 15, 2016 to shareholders of record on November 10, 2016. The cash payment represents a 14.2% increase over the dividend paid for the third quarter of 2015.

MIC reaffirmed its expectation that it will deliver a previously announced full-year 2016 dividend of between $5.00 and $5.10 per share, up from $4.46 in 2015. “Including the dividend to be paid in November, we will have returned $3.74 per share in cash to shareholders, or a payout of approximately 77.0% of PCFCF based on the Company’s financial performance in 2016,” said Hooke. The payment of any future dividend is predicated on the continued stable performance of MIC’s businesses and authorization by the Company’s board of directors.

MIC made total capital expenditures of $79.4 million and $198.2 million in the quarter and nine month periods ended September 30, 2016, respectively. In addition, the Company completed bolt-on acquisitions having an aggregate value of $22.4 million and $48.9 million in the same two periods.

MIC’s combined expenditures on growth projects and bolt-on acquisitions totaled $78.0 million and $201.2 million in the quarter and year to date periods ended September 30, 2016, respectively. The Company has also entered into agreements for additional acquisitions and investments that are expected to result in the deployment of approximately $50.0 million prior to year-end.

“We have effectively achieved our capital deployment objectives for 2016 at this point having allocated approximately $150.0 million to growth projects and $100.0 million to bolt-on acquisitions,” Hooke stated. “For the full year we now expect total growth capital expenditures to be approximately $300.0 million – a level that increases our confidence in our ability to deploy a forecast $350.0 million in 2017.” As of the end of September, MIC reported having a backlog of approved growth projects with a value of more than $340.0 million including the pending commitments.

Following the quarter end, MIC completed the refinancing of the long-term debt of Atlantic Aviation. The previous Atlantic credit facility, consisting of a $595.9 million term loan and an undrawn $70.0 million revolving credit facility, was replaced with a $400.0 million term loan and $350.0 million revolving credit facility, of which $200.0 million was drawn at closing. MIC subsequently purchased an interest rate cap limiting the potential increase in the LIBOR component of the term loan coupon to 1.0% for total consideration of $8.6 million.

MIC also completed a public offering of $402.5 million of seven-year, convertible senior notes including notes offered pursuant to the underwriters’ exercise of an over-allotment option of $52.5 million. Net proceeds of the offering were used primarily to pay down approximately $175.0 million of the outstanding balance on Atlantic Aviation’s new revolving credit facility and other revolving credit facilities, to fund a portion of the announced growth projects and to pay costs including approximately $17.8 million of interest rate swap break fees. The notes bear interest at a rate of 2% per annum, are convertible only upon satisfaction of certain conditions and during certain periods and may, at MIC’s option, be settled upon conversion in shares, cash or a combination thereof.

Summary of Consolidated (GAAP) Results for the Quarter and Nine Months Ended September 30, 2016

MIC reported growth in revenue of 1.2% to $420.5 million for the quarter and a decrease of 1.9% to $1,214.5 million in the nine month period. Changes in revenue reflect, in part, fluctuations in the cost of energy inputs such as jet fuel and gas. The pass-through of energy input costs, up or down, makes gross profit – revenue less direct expenses - effectively the “top line” to which MIC manages its businesses. The decrease in revenue in the nine month period was entirely offset by a decrease in direct expenses primarily related to the decline in the cost of energy inputs recorded in cost of services/cost of product sales.

Gross profit increased 4.2% to $246.2 million and 6.1% to $734.7 million in the quarter and nine months ended September 30, 2016, respectively. The growth in the quarter reflects increased flight activity and contributions from sites acquired by Atlantic Aviation, an improvement in wind and solar resources and the addition of gross profit from acquisitions in 2016. Through nine months, the improvement also includes the incremental gross profit in the first quarter related to the acquisition of BEC and favorable changes in the value of commodity hedges.

Selling, general and administrative expenses increased by 4.8% to $77.5 million in the third quarter and decreased by 1.5% to $222.2 million for the nine months ended September 30, 2016. The increase in expenses for the quarter reflects primarily costs related to the evaluation of various acquisition and investment opportunities and the expenses associated with acquired businesses.

The decrease in selling, general and administrative expenses for the nine month period reflects primarily a reduction in transaction related expenses and the absence of costs related to the conversion of MIC from a limited liability company to a corporation, partially offset by the incremental one quarter of costs associated with BEC.

The consolidated items above resulted in MIC reporting net income of $42.5 million and $83.7 million in the quarter and nine months ended September 30, 2016, respectively, compared with net income of $8.3 million and a net loss of $145.7 million in the prior comparable periods.

Summary of Proportionately Combined (non-GAAP) Results for the Quarter and Nine Months Ended September 30, 2016
The following items are discussed on a proportionately combined basis reflective of MIC’s partial interest in certain of its businesses. See “Use of Non-GAAP Measures” below for MIC’s definition of Free Cash Flow, EBITDA excluding Non-Cash Items and proportionately combined metrics as well as further information on MIC’s use of these measures. See also the reconciliations of non-GAAP measures to the comparable GAAP measures attached to this release.

MIC’s EBITDA excluding non-cash items increased 14.7% to $183.9 million and 12.5% to $521.0 million in the quarter and nine months ended September 30, 2016, respectively. The increases reflect primarily the growth in gross profit, and approximately $13.0 million of insurance proceeds recorded in Other income, net, partially offset in the quarter by higher selling, general and administrative expenses. Excluding the insurance proceeds, EBITDA would have increased by 6.5%.

Cash interest expense decreased in the quarter and nine months periods versus the prior comparable periods primarily as a result of a reduction in weighted average interest rates partially offset by higher average balances outstanding on debt facilities.

Cash taxes increased primarily as a result of the absence of any performance fees and associated tax benefits in 2016 versus the comparable periods in 2015. MIC files a consolidated federal income tax return and any federal income tax liability generated by its operating companies in 2016, other than Alternative Minimum Tax, is expected to be offset by the application of net operating loss carryforwards available at the holding company level.

Maintenance capital expenditures increased in both the third quarter and year to date periods versus the comparable periods in 2015. Of the increase, $13.9 million in both periods relates to expenditures for the repair of damage to IMTT docks that were insured losses. The insurance recoveries are recorded as a component of Other Income, net in both IMTT segment and MIC consolidated statements of operations.

MIC’s Free Cash Flow increased to $131.9 million in the third quarter of 2016 and to $391.6 million through nine months versus $92.8 million and $291.8 million in the comparable periods in 2015. The comparable period figures do not reflect adjustments made to exclude the impact of interest rate swap breaks costs of $19.2 million and $50.6 million in the quarter and year to date periods, respectively, and $9.3 million of transaction-related in the year to date figure.

Conference Call and Webcast
When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Tuesday, November 1, 2016 during which it will review and comment on the Company’s results for the third quarter.

How: To listen to the conference call please dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website prior to the conference call.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on November 1, 2016 through midnight on November 7, 2016, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 49732812. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About MIC
MIC owns, operates and invests in a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, entities comprising an energy services, production and distribution segment, MIC Hawaii, and entities comprising a Contracted Power and Energy segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses Free Cash Flow, EBITDA excluding non-cash items and certain proportionately combined financial metrics. See the reconciliations of these non-GAAP measures to the comparable GAAP measures in the tables attached to this release.

In analyzing the financial performance of its businesses, MIC focuses primarily on cash generation and Free Cash Flow in particular. MIC believes investors use Free Cash Flow as a measure of its ability to sustain and potentially increase its quarterly cash dividend and to fund a portion of its growth.

MIC measures EBITDA excluding non-cash items as it reflects its businesses’ ability to effectively manage the volume of products sold or services provided, the margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses.

Given MIC’s varied ownership levels in some of its businesses, principally in the CP&E segment, together with its obligations to report the results of these businesses on a consolidated basis, management believes that GAAP measures such as net income (loss) do not fully reflect all of the items it considers in assessing the amount of cash generated based on its ownership interest in its businesses. Proportionately combined financial metrics reflect MIC Corporate and its ownership interest in each of its businesses. MIC notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

MIC defines Free Cash Flow, including Proportionately Combined Free Cash Flow (PCFCF), as cash from operating activities —the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses and adjustments for other non-cash items reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock. In its Quarterly Report on Form 10-Q, MIC has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. The Company believes that both Free Cash Flow and EBITDA excluding non-cash items support a more complete understanding of the business factors and economic trends reflected in the financial performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow reflects the ability of MIC businesses to generate cash on an ongoing basis, in part in support of its dividend and to fund a portion of its growth. MIC characterizes its businesses as owners of high-value, long-lived assets which are capable of generating Free Cash Flow in excess of GAAP net income as a result of: (i) non-cash depreciation, amortization and any impairment charges; (ii) the Company’s ability to defer all or a portion of current federal income taxes; (iii) non-cash unrealized gains or losses on derivative instruments; and, (iv) various other non-cash items such as pension expense, amortization of tolling liabilities and gains (losses) on disposal of assets. The non-cash pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow, as noted above. In addition, management uses Free Cash Flow as a measure of the Company’s ability to sustain and potentially increase its quarterly cash dividend and to fund a portion of its growth. MIC believes that external consumers of its financial statements, including investors and research analysts, use this metric to assess the Company’s performance and as an indicator of its success in generating a cash return on investment.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or the other cash items that are excluded from MIC’s definition of Free Cash Flow. The Company notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain its businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. MIC management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

For further information, please contact:

Investor enquiries Jay A. Davis Investor Relations MIC (212) 231-1825	Media enquiries Melissa McNamara Corporate Communications MIC (212) 231-1667

Michael Hacke
Investor Relations
MIC
(212) 231-6483

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	September 30, 2016	December 31, 2015(1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,379	$22,394
Restricted cash	12,841	18,946
Accounts receivable, less allowance for doubtful accounts
of $1,576 and $1,690, respectively	126,487	95,597
Inventories	30,376	29,489
Prepaid expenses	12,783	21,690
Other current assets	16,648	28,453
Total current assets	227,514	216,569
Property, equipment, land and leasehold improvements, net	4,164,745	4,116,163
Investment in unconsolidated business	9,058	8,274
Goodwill	2,021,509	2,017,211
Intangible assets, net	906,654	934,892
Other noncurrent assets	11,195	15,695
Total assets	$7,340,675	$7,308,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Due to Manager - related party	$6,535	$73,317
Accounts payable	70,347	56,688
Accrued expenses	78,479	78,527
Current portion of long-term debt	34,833	40,099
Fair value of derivative instruments	17,797	19,628
Other current liabilities	41,292	40,531
Total current liabilities	249,283	308,790
Long-term debt, net of current portion	2,836,100	2,746,525
Deferred income taxes	877,955	816,836
Fair value of derivative instruments	38,978	15,698
Tolling agreements - noncurrent	62,317	68,150
Other noncurrent liabilities	151,983	150,363
Total liabilities	4,216,616	4,106,362
Commitments and contingencies	-	-
Stockholders’ equity (2):
Common stock ($0.001 par value; 500,000,000 authorized;81,755,988 shares issued and outstanding at September 30, 2016 and 80,006,744 shares issued and outstanding at December 31, 2015)	$82	$80
Additional paid in capital	2,157,006	2,317,421
Accumulated other comprehensive loss	(25,743)	(23,295)
Retained earnings	819,557	735,984
Total stockholders’ equity	2,950,902	3,030,190
Noncontrolling interests	173,157	172,252
Total equity	3,124,059	3,202,442
Total liabilities and equity	$7,340,675	$7,308,804
_________________
(1) Conformed to current period presentation. See Note 2, "Basis of Presentation", for Recently Issued Accounting Standards adopted in the nine months ended September 30, 2016.
(2) See Note 8, "Stockholders' Equity", for discussions on preferred stock and special stock.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Service revenue	$323,975	$319,827	$942,437	$973,638
Product revenue	96,549	95,882	272,053	264,258
Total revenue	420,524	415,709	1,214,490	1,237,896
Costs and expenses
Cost of services	134,512	138,353	371,832	420,187
Cost of product sales	39,845	41,035	107,923	125,409
Selling, general and administrative	77,468	73,901	222,182	225,618
Fees to Manager - related party	18,382	18,118	49,570	337,950
Depreciation	59,242	53,070	172,125	162,293
Amortization of intangibles	15,417	17,783	49,917	83,656
Total operating expenses	344,866	342,260	973,549	1,355,113
Operating income (loss)	75,658	73,449	240,941	(117,217)
Other income (expense)
Interest income	27	21	85	34
Interest expense(1)	(20,871)	(54,761)	(117,268)	(108,624)
Other income, net	16,689	772	20,389	2,392
Net income (loss) before income taxes	71,503	19,481	144,147	(223,415)
(Provision) benefit for income taxes	(29,022)	(11,139)	(60,409)	77,725
Net income (loss)	$42,481	$8,342	$83,738	$(145,690)
Less: net income (loss) attributable to noncontrolling interests	455	(2,296)	165	(4,230)
Net income (loss) attributable to MIC	$42,026	$10,638	$83,573	$(141,460)

Basic income (loss) per share attributable to MIC	$0.52	$0.13	$1.04	$(1.83)
Weighted average number of shares outstanding: basic	81,220,841	79,625,436	80,570,192	77,364,257

Diluted income (loss) per share attributable to MIC	$0.51	$0.13	$1.03	$(1.83)
Weighted average number of shares outstanding: diluted	85,750,096	80,343,329	81,313,767	77,364,257
Cash dividends declared per share	$1.29	$1.13	$3.74	$3.31

(1) Interest expense includes gains on derivative instruments of $3.7 million and losses of derivative instruments of $43.0 million for the quarter and nine months ended September 30, 2016, respectively. For the quarter and nine months ended September 30, 2015, interest expense includes losses on derivative instruments of $29.5 million and $38.4 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Nine Months Ended September 30,
	2016	2015

Operating activities
Net income (loss)	$83,738	$(145,690)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	172,125	162,293
Amortization of intangible assets	49,917	83,656
Amortization of debt financing costs	7,536	6,757
Adjustments to derivative instruments	20,022	(36,079)
Fees to Manager- related party	49,570	270,130
Deferred taxes	55,126	(78,323)
Other non-cash expense, net	4,257	3,592
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	727	765
Accounts receivable	(10,094)	(5,458)
Inventories	(1,047)	(843)
Prepaid expenses and other current assets	5,967	5,238
Due to Manager - related party	21	(44)
Accounts payable and accrued expenses	(3,365)	(3,134)
Income taxes payable	3,848	(5,755)
Other, net	(1,360)	(2,186)
Net cash provided by operating activities	436,988	254,919

Investing activities
Acquisitions of businesses and investments, net of cash acquired	(38,989)	(236,956)
Purchases of property and equipment	(198,151)	(97,066)
Proceeds from insurance claim	10,002	-
Change in restricted cash	-	10,559
Other, net	861	1,107
Net cash used in investing activities	(226,277)	(322,356)

Financing activities
Proceeds from long-term debt	$370,000	$2,120,569
Payment of long-term debt	(295,950)	(2,195,535)
Proceeds from the issuance of shares	7,651	492,248
Dividends paid to common stockholders	(290,527)	(251,326)
Contributions received from noncontrolling interests	15,431	532
Purchase of noncontrolling interest	(9,909)	-
Distributions paid to noncontrolling interests	(3,682)	(1,848)
Offering and equity raise costs paid	(678)	(16,789)
Debt financing costs paid	(1,784)	(23,530)
Change in restricted cash	5,379	8,008
Payment of capital lease obligations	(1,151)	(1,880)
Net cash (used in) provided by financing activities	(205,220)	130,449

Effect of exchange rate changes on cash and cash equivalents	494	(687)

Net change in cash and cash equivalents	5,985	62,325
Cash and cash equivalents, beginning of period	22,394	48,014
Cash and cash equivalents, end of period	$28,379	$110,339

Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$90	$16
Accrued financing costs	$548	$317
Accrued purchases of property and equipment	$31,728	$20,570
Acquisition of equipment through capital leases	$-	$398
Issuance of shares to Manager	$116,373	$201,067
Issuance of shares to independent directors	$750	$750
Conversion of convertible senior notes to shares	$4	$25
Conversion of LLC interests to common stock(1)	$-	$79
Conversion of LLC interests to additional paid in capital(1)	$-	$2,428,334
Distributions payable to noncontrolling interests	$10	$568
Taxes paid, net	$1,426	$6,352
Interest paid	$81,998	$79,106
______________
(1) See Note 8, "Stockholders' Equity", for discussion on common stock, LLC interests and additional paid in capital.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$323,975	$319,827	4,148	1.3	$942,437	$973,638	(31,201)	(3.2)
Product revenue	96,549	95,882	667	0.7	272,053	264,258	7,795	2.9
Total revenue	420,524	415,709	4,815	1.2	1,214,490	1,237,896	(23,406)	(1.9)

Costs and expenses
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	134,512	138,353	3,841	2.8	371,832	420,187	48,355	11.5
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	39,845	41,035	1,190	2.9	107,923	125,409	17,486	13.9
Gross profit	246,167	236,321	9,846	4.2	734,735	692,300	42,435	6.1
Selling, general and administrative	77,468	73,901	(3,567)	(4.8)	222,182	225,618	3,436	1.5
Fees to Manager - related party	18,382	18,118	(264)	(1.5)	49,570	337,950	288,380	85.3
Depreciation	59,242	53,070	(6,172)	(11.6)	172,125	162,293	(9,832)	(6.1)
Amortization of intangibles	15,417	17,783	2,366	13.3	49,917	83,656	33,739	40.3
Total operating expenses	170,509	162,872	(7,637)	(4.7)	493,794	809,517	315,723	39.0
Operating income (loss)	75,658	73,449	2,209	3.0	240,941	(117,217)	358,158	NM
Other income (expense)
Interest income	27	21	6	28.6	85	34	51	150.0
Interest expense(1)	(20,871)	(54,761)	33,890	61.9	(117,268)	(108,624)	(8,644)	(8.0)
Other income, net	16,689	772	15,917	NM	20,389	2,392	17,997	NM
Net income (loss) before income taxes	71,503	19,481	52,022	NM	144,147	(223,415)	367,562	164.5
(Provision) benefit for income taxes	(29,022)	(11,139)	(17,883)	(160.5)	(60,409)	77,725	(138,134)	(177.7)
Net income (loss)	$42,481	$8,342	34,139	NM	$83,738	$(145,690)	229,428	157.5
Less: net income (loss) attributable to noncontrolling interests	455	(2,296)	(2,751)	(119.8)	165	(4,230)	(4,395)	(103.9)
Net income (loss) attributable to MIC	$42,026	$10,638	31,388	NM	$83,573	$(141,460)	225,033	159.1

Basic income (loss) per share attributable to MIC	$0.52	$0.13	0.39	NM	$1.04	$(1.83)	2.87	156.8
Weighted average number of shares outstanding: basic	81,220,841	79,625,436	1,595,405	2.0	80,570,192	77,364,257	3,205,935	4.1
__________________
NM - Not meaningful
(1) Interest expense includes gains on derivative instruments of $3.7 million and losses on derivative instruments of $43.0 million for the quarter and nine months ended September 30, 2016, respectively. For the quarter and nine months ended
September 30, 2015, interest expense includes losses on derivative instruments of $29.5 million and $38.4 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION
FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands) (Unaudited)

Net income (loss)	$42,481	$8,342			$83,738	$(145,690)
Interest expense, net(1)	20,844	54,740			117,183	108,590
Provision (benefit) for income taxes	29,022	11,139			60,409	(77,725)
Depreciation	59,242	53,070			172,125	162,293
Amortization of intangibles	15,417	17,783			49,917	83,656
Fees to Manager- related party(2)	18,382	18,118			49,570	337,950
Other non-cash expense (income), net (3)	1,435	(484)			(3,360)	860
EBITDA excluding non-cash items	$186,823	$162,708	24,115	14.8	$529,582	$469,934	59,648	12.7

EBITDA excluding non-cash items	$186,823	$162,708			$529,582	$469,934
Interest expense, net(1)	(20,844)	(54,740)			(117,183)	(108,590)
Adjustments to derivative instruments recorded in interest expense(1)	(8,832)	24,243			27,639	17,209
Amortization of debt financing costs(1)	2,287	2,191			7,536	6,757
Interest rate swap breakage fees	-	(19,171)			-	(50,556)
Provision/benefit for income taxes, net of changes in deferred taxes	(1,115)	(150)			(5,283)	(598)
Changes in working capital(2)	751	(54,106)			(5,303)	(79,237)
Cash provided by operating activities	159,070	60,975			436,988	254,919
Changes in working capital(2)	(751)	54,106			5,303	79,237
Maintenance capital expenditures	(24,472)	(20,758)			(44,725)	(38,263)
Free cash flow	$133,847	$94,323	39,524	41.9	$397,566	$295,893	101,673	34.4

(1) Interest expense, net, includes adjustment to derivative instruments and non-cash amortization of deferred financing fees. Interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas for the nine months ended September 30, 2016 and a non-cash write-off of deferred financing costs related to the May 2015 refinancing at IMTT for the nine months ended September 30, 2015.

(2) In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in 944,046 shares by our Manager on August 1, 2016 using the June 2016 volume weighted average share price of $71.84.

(3) Other non-cash expense (income), net, primarily includes non-cash pension expense, amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Proportionately Combined Metrics" above for a further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands) (Unaudited)

Free Cash Flow- Consolidated basis	$133,847	$94,323	39,524	41.9	$397,566	$295,893	101,673	34.4
100% of CP&E Free Cash Flow included in consolidated Free Cash Flow	(26,718)	(2,577)			(56,532)	(9,607)
MIC's share of CP&E Free Cash Flow	24,773	1,040			50,580	5,496
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(8,696)	(9,121)			(30,432)	(35,728)
MIC's share of MIC Hawaii Free Cash Flow	8,694	9,121			30,430	35,728
Free Cash Flow- Proportionately Combined basis	$131,900	$92,786	39,114	42.2	$391,612	$291,782	99,830	34.2

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW IMTT

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,			Change Favorable/ (Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$		$	%
	($ In Thousands) (Unaudited)

Revenues	133,143	135,436	(2,293)	(1.7)	396,786	415,881		(19,095)	(4.6)
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	53,085	55,990	2,905	5.2	149,845	170,633		20,788	12.2
Gross profit	80,058	79,446	612	0.8	246,941	245,248		1,693	0.7
General and administrative expenses	8,358	8,903	545	6.1	24,322	24,909		587	2.4
Depreciation and amortization	35,709	32,233	(3,476)	(10.8)	103,612	99,785		(3,827)	(3.8)
Operating income	35,991	38,310	(2,319)	(6.1)	119,007	120,554		(1,547)	(1.3)
Interest expense, net(1)	(7,827)	(19,045)	11,218	58.9	(41,462)	(32,214)		(9,248)	(28.7)
Other income, net	13,495	549	12,946	NM	16,947	1,950		14,997	NM
Provision for income taxes	(17,079)	(8,053)	(9,026)	(112.1)	(38,717)	(36,801)		(1,916)	(5.2)
Net income(2)	24,580	11,761	12,819	109.0	55,775	53,489		2,286	4.3
Less: net income attributable to noncontrolling interests	-	172	172	100.0	59	530		471	88.9
Net income attributable to MIC(2)	24,580	11,589	12,991	112.1	55,716	52,959		2,757	5.2

Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	24,580	11,761			55,775	53,489
Interest expense, net(1)	7,827	19,045			41,462	32,214
Provision for income taxes	17,079	8,053			38,717	36,801
Depreciation and amortization	35,709	32,233			103,612	99,785
Other non-cash expense, net(3)	1,825	1,769			6,045	4,624	`
EBITDA excluding non-cash items	87,020	72,861	14,159	19.4	245,611	226,913		18,698	8.2

EBITDA excluding non-cash items	87,020	72,861			245,611	226,913
Interest expense, net(1)	(7,827)	(19,045)			(41,462)	(32,214)
Adjustments to derivative instruments recorded in interest expense(1)	(2,433)	8,474			10,723	2,140
Amortization of debt financing costs(1)	411	408			1,242	1,937
Interest rate swap breakage fees	-	-			-	(31,385)
Provision for income taxes, net of changes in deferred taxes	(904)	(52)			(3,071)	(156)
Changes in working capital	(1,243)	8,686			(11,726)	(9,667)
Cash provided by operating activities	75,024	71,332			201,317	157,568
Changes in working capital	1,243	(8,686)			11,726	9,667
Maintenance capital expenditures	(19,860)	(12,036)			(33,099)	(20,550)
Free cash flow	56,407	50,610	5,797	11.5	179,944	146,685		33,259	22.7
_____________________

NM - Not meaningful
(1) Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees. For the nine months ended September 30, 2015, interest expense also includes non-cash write-off of deferred financing costs related to the May 2015 refinancing.

(2) Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3) Other non-cash expense, net, primarily includes non-cash adjustments related to pension expense and non-cash gains (losses) related to disposal of assets. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Proportionately Combined Metrics" above for a further discussion.

Atlantic Aviation

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenues	186,823	184,391	2,432	1.3	544,029	557,757	(13,728)	(2.5)
Cost of services (exclusive of depreciation and amortization ofintangibles shown separately below)	77,524	82,363	4,839	5.9	218,126	249,554	31,428	12.6
Gross profit	109,299	102,028	7,271	7.1	325,903	308,203	17,700	5.7
Selling, general and administrative expenses	53,027	51,180	(1,847)	(3.6)	157,019	153,226	(3,793)	(2.5)
Depreciation and amortization	22,148	22,494	346	1.5	69,041	104,019	34,978	33.6
Operating income	34,124	28,354	5,770	20.3	99,843	50,958	48,885	95.9
Interest expense, net(1)	(5,199)	(13,436)	8,237	61.3	(27,437)	(32,126)	4,689	14.6
Other (expense) income, net	(150)	(240)	90	37.5	191	(877)	1,068	121.8
Provision for income taxes	(11,543)	(5,854)	(5,689)	(97.2)	(29,258)	(7,440)	(21,818)	NM
Net income(2)	17,232	8,824	8,408	95.3	43,339	10,515	32,824	NM

Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	17,232	8,824			43,339	10,515
Interest expense, net(1)	5,199	13,436			27,437	32,126
Provision for income taxes	11,543	5,854			29,258	7,440
Depreciation and amortization	22,148	22,494			69,041	104,019
Other non-cash expense (income), net(3)	216	(5)			498	1,468
EBITDA excluding non-cash items	56,338	50,603	5,735	11.3	169,573	155,568	14,005	9.0

EBITDA excluding non-cash items	56,338	50,603			169,573	155,568
Interest expense, net(1)	(5,199)	(13,436)			(27,437)	(32,126)
Adjustments to derivative instruments recorded in interest expense(1)	(2,371)	5,346			4,416	7,927
Amortization of debt financing costs(1)	791	804			2,496	2,418
Provision for income taxes, net of changes in deferred taxes	(159)	(261)			(2,521)	(894)
Changes in working capital	5,142	2,086			11,412	292
Cash provided by operating activities	54,542	45,142			157,939	133,185
Changes in working capital	(5,142)	(2,086)			(11,412)	(292)
Maintenance capital expenditures	(2,075)	(6,785)			(5,816)	(12,966)
Free cash flow	47,325	36,271	11,054	30.5	140,711	119,927	20,784	17.3
_____________________
NM - Not meaningful
(1) Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2) Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3) Other non-cash expense (income), net, primarily includes non-cash gains (losses) related to disposal of assets. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Proportionately Combined Metrics" above for a further discussion.

Contracted Power and Energy

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Revenues	45,538	43,304	2,234	5.2	114,017	91,257	22,760	24.9
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	7,344	6,702	(642)	(9.6)	17,495	14,485	(3,010)	(20.8)
Gross profit	38,194	36,602	1,592	4.3	96,522	76,772	19,750	25.7
Selling, general and administrative expenses	6,824	6,635	(189)	(2.8)	19,331	23,443	4,112	17.5
Depreciation and amortization	14,000	13,860	(140)	(1.0)	41,693	35,159	(6,534)	(18.6)
Operating income	17,370	16,107	1,263	7.8	35,498	18,170	17,328	95.4
Interest expense, net(1)	(2,764)	(16,567)	13,803	83.3	(31,614)	(27,850)	(3,764)	(13.5)
Other income (expense), net	3,531	(51)	3,582	NM	3,839	1,065	2,774	NM
Provision for income taxes	(8,013)	(3,266)	(4,747)	(145.3)	(7,626)	(6,131)	(1,495)	(24.4)
Net income (loss)(2)	10,124	(3,777)	13,901	NM	97	(14,746)	14,843	100.7
Less: net income (loss) attributable to noncontrolling interests	566	(2,468)	(3,034)	(122.9)	217	(4,760)	(4,977)	(104.6)
Net income (loss) attributable to MIC(2)	9,558	(1,309)	10,867	NM	(120)	(9,986)	9,866	98.8

Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)(2)	10,124	(3,777)			97	(14,746)
Interest expense, net(1)	2,764	16,567			31,614	27,850
Provision for income taxes	8,013	3,266			7,626	6,131
Depreciation and amortization	14,000	13,860			41,693	35,159
Other non-cash income, net (3)	(1,459)	(2,224)			(5,424)	(4,972)
EBITDA excluding non-cash items	33,442	27,692	5,750	20.8	75,606	49,422	26,184	53.0

EBITDA excluding non-cash items	33,442	27,692			75,606	49,422
Interest expense, net(1)	(2,764)	(16,567)			(31,614)	(27,850)
Adjustments to derivative instruments recorded in interest expense(1)	(3,778)	10,417			11,994	7,005
Amortization of debt financing costs(1)	376	262			1,113	310
Interest rate swap breakage fees	-	(19,171)			-	(19,171)
Provision for income taxes, net of changes in deferred taxes	1	-			(8)	(2)
Changes in working capital	949	794			(1,909)	(3,904)
Cash provided by operating activities	28,226	3,427			55,182	5,810
Changes in working capital	(949)	(794)			1,909	3,904
Maintenance capital expenditures	(559)	(56)			(559)	(107)
Free cash flow	26,718	2,577	24,141	NM	56,532	9,607	46,925	NM
_____________________
NM- Not meaningful
(1) Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2) Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3) Other non-cash income, net, primarily includes amortization of tolling liabilities. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and
Proportionately Combined Metrics" above for a further discussion.

MIC Hawaii

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Product revenues	51,011	52,578	(1,567)	(3.0)	158,036	173,001	(14,965)	(8.7)
Service revenues	5,258	-	5,258	NM	5,258	-	5,258	NM
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	32,501	34,333	1,832	5.3	90,428	110,924	20,496	18.5
Cost of Service (exclusive of depreciation and amortization of intangibles shown separately below)	3,946	-	(3,946)	NM	3,946	-	(3,946)	NM
Gross profit	19,822	18,245	1,577	8.6	68,920	62,077	6,843	11.0
Selling, general and administrative expenses	6,540	5,162	(1,378)	(26.7)	16,230	15,380	(850)	(5.5)
Depreciation and amortization	2,802	2,266	(536)	(23.7)	7,696	6,986	(710)	(10.2)
Operating income	10,480	10,817	(337)	(3.1)	44,994	39,711	5,283	13.3
Interest expense, net(1)	(1,571)	(1,824)	253	13.9	(6,224)	(5,573)	(651)	(11.7)
Other expense, net	(187)	(172)	(15)	(8.7)	(588)	(432)	(156)	(36.1)
Provision for income taxes	(3,246)	(3,687)	441	12.0	(14,863)	(13,287)	(1,576)	(11.9)
Net income(2)	5,476	5,134	342	6.7	23,319	20,419	2,900	14.2
Less: net loss attributable to noncontrolling interests	(111)	-	111	NM	(111)	-	111	NM
Net income attributable to MIC(2)	5,587	5,134	453	8.8	23,430	20,419	3,011	14.7

Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	5,476	5,134			23,319	20,419
Interest expense, net(1)	1,571	1,824			6,224	5,573
Provision for income taxes	3,246	3,687			14,863	13,287
Depreciation and amortization	2,802	2,266			7,696	6,986
Other non-cash expense (income), net(3)	665	(212)			(5,042)	(823)
EBITDA excluding non-cash items	13,760	12,699	1,061	8.4	47,060	45,442	1,618	3.6

EBITDA excluding non-cash items	13,760	12,699			47,060	45,442
Interest expense, net(1)	(1,571)	(1,824)			(6,224)	(5,573)
Adjustments to derivative instruments recorded in interest expense(1)	(250)	6			506	137
Amortization of debt financing costs(1)	96	121			848	362
Provision for income taxes, net of changes in deferred taxes	(1,361)	-			(6,507)	-
Changes in working capital	(1,394)	6,012			5,554	5,366
Cash provided by operating activities	9,280	17,014			41,237	45,734
Changes in working capital	1,394	(6,012)			(5,554)	(5,366)
Maintenance capital expenditures	(1,978)	(1,881)			(5,251)	(4,640)
Free cash flow	8,696	9,121	(425)	(4.7)	30,432	35,728	(5,296)	(14.8)
_____________________
NM - Not meaningful
(1) Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees. For the nine months ended September 30, 2016, interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing.

(2) Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3) Other non-cash expense (income), net, primarily includes non-cash adjustments related to pension expense and unrealized gains (losses) on commodity hedges. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Proportionately Combined Metrics" above for a further discussion.

Corporate and Other

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Fees to Manager-related party	18,382	18,118	(264)	(1.5)	49,570	337,950	288,380	85.3
Selling, general and administrative expenses	3,925	2,021	(1,904)	(94.2)	8,831	8,660	(171)	(2.0)
Operating loss	(22,307)	(20,139)	(2,168)	(10.8)	(58,401)	(346,610)	288,209	83.2
Interest expense, net(1)	(3,483)	(3,868)	385	10.0	(10,446)	(10,827)	381	3.5
Other income	-	686	(686)	(100.0)	-	686	(686)	(100.0)
Benefit for income taxes	10,859	9,721	1,138	11.7	30,055	141,384	(111,329)	(78.7)
Net loss(2)	(14,931)	(13,600)	(1,331)	(9.8)	(38,792)	(215,367)	176,575	82.0

Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss(2)	(14,931)	(13,600)			(38,792)	(215,367)
Interest expense, net(1)	3,483	3,868			10,446	10,827
Benefit for income taxes	(10,859)	(9,721)			(30,055)	(141,384)
Fees to Manager-related party(3)	18,382	18,118			49,570	337,950
Other non-cash expense, net	188	188			563	563
EBITDA excluding non-cash items	(3,737)	(1,147)	(2,590)	NM	(8,268)	(7,411)	(857)	(11.6)

EBITDA excluding non-cash items	(3,737)	(1,147)			(8,268)	(7,411)
Interest expense, net (1)	(3,483)	(3,868)			(10,446)	(10,827)
Amortization of debt financing costs(1)	613	596			1,837	1,730
Benefit for income taxes, net of changes in deferred taxes	1,308	163			6,824	454
Changes in working capital(3)	(2,703)	(71,684)			(8,634)	(71,324)
Cash used in operating activities	(8,002)	(75,940)			(18,687)	(87,378)
Changes in working capital(3)	2,703	71,684			8,634	71,324
Free cash flow	(5,299)	(4,256)	(1,043)	(24.5)	(10,053)	(16,054)	6,001	37.4
_____________________
NM- Not meaningful
(1) Interest expense, net, includes non-cash amortization of deferred financing fees.
(2) Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3) In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining
$67.8 million obligation was settled and reinvested in 944,046 shares by our Manager on August 1, 2016 using the June 2016 volume weighted average share price of $71.84.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A
RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended September 30, 2016
($ in Thousands) (Unaudited)	IMTT	Atlantic Aviation	Contracted Power and Energy(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power and Energy 100%	MIC Hawaii 100%

Net income (loss)	24,580	17,232	9,489	5,479	(14,931)	41,849	10,124	5,476
Interest expense, net(3)	7,827	5,199	2,352	1,568	3,483	20,429	2,764	1,571
Provision (benefit) for income taxes	17,079	11,543	8,014	3,246	(10,859)	29,023	8,013	3,246
Depreciation and amortization of intangibles	35,709	22,148	12,122	2,800	-	72,779	14,000	2,802
Fees to Manager-related party	-	-	-	-	18,382	18,382	-	-
Other non-cash expense (income), net(4)	1,825	216	(1,459)	665	188	1,435	(1,459)	665
EBITDA excluding non-cash items	87,020	56,338	30,518	13,758	(3,737)	183,897	33,442	13,760

EBITDA excluding non-cash items	87,020	56,338	30,518	13,758	(3,737)	183,897	33,442	13,760
Interest expense, net(3)	(7,827)	(5,199)	(2,352)	(1,568)	(3,483)	(20,429)	(2,764)	(1,571)
Adjustments to derivative instruments recorded in interest expense, net(3)	(2,433)	(2,371)	(3,334)	(253)	-	(8,391)	(3,778)	(250)
Amortization of deferred finance charges(3)	411	791	362	96	613	2,273	376	96
Provision/benefit for income taxes, net of changes in deferred taxes	(904)	(159)	-	(1,361)	1,308	(1,116)	1	(1,361)
Changes in working capital	(1,243)	5,142	875	(1,390)	(2,703)	681	949	(1,394)
Cash provided by (used in) operating activities	75,024	54,542	26,069	9,282	(8,002)	156,915	28,226	9,280
Changes in working capital	1,243	(5,142)	(875)	1,390	2,703	(681)	(949)	1,394
Maintenance capital expenditures	(19,860)	(2,075)	(421)	(1,978)	-	(24,334)	(559)	(1,978)
Free cash flow	56,407	47,325	24,773	8,694	(5,299)	131,900	26,718	8,696

	For the Quarter Ended September 30, 2015
	IMTT(5)	Atlantic Aviation	Contracted Power and Energy(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power and Energy 100%

Net income (loss)	11,761	8,824	(2,408)	5,134	(13,600)	9,711	(3,777)
Interest expense, net(3)	19,045	13,436	14,647	1,824	3,868	52,820	16,567
Provision (benefit) for income taxes	8,053	5,854	3,266	3,687	(9,721)	11,139	3,266
Depreciation and amortization of intangibles	32,233	22,494	11,988	2,266	-	68,981	13,860
Fees to Manager-related party	-	-	-	-	18,118	18,118	-
Other non-cash expense (income), net(4)	1,769	(5)	(2,223)	(212)	188	(483)	(2,224)
EBITDA excluding non-cash items	72,861	50,603	25,270	12,699	(1,147)	160,286	27,692

EBITDA excluding non-cash items	72,861	50,603	25,270	12,699	(1,147)	160,286	27,692
Interest expense, net(3)	(19,045)	(13,436)	(14,647)	(1,824)	(3,868)	(52,820)	(16,567)
Adjustments to derivative instruments recorded in interest expense, net(3)	8,474	5,346	9,396	6	-	23,222	10,417
Amortization of deferred finance charges(3)	408	804	248	121	596	2,177	262
Interest rate swap breakage fees	-	-	(19,171)	-	-	(19,171)	(19,171)
Provision/benefit for income taxes, net of changes in deferred taxes	(52)	(261)	-	-	163	(150)	-
Changes in working capital	8,686	2,086	252	6,012	(71,684)	(54,648)	794
Cash provided by (used in) operating activities	71,332	45,142	1,348	17,014	(75,940)	58,896	3,427
Changes in working capital	(8,686)	(2,086)	(252)	(6,012)	71,684	54,648	(794)
Maintenance capital expenditures	(12,036)	(6,785)	(56)	(1,881)	-	(20,758)	(56)
Free cash flow	50,610	36,271	1,040	9,121	(4,256)	92,786	2,577

	For the Nine Months Ended September 30, 2016
($ in Thousands) (Unaudited)	IMTT(5)	Atlantic Aviation	Contracted Power and Energy(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power and Energy 100%	MIC Hawaii 100%

Net income (loss)	55,775	43,339	896	23,322	(38,792)	84,540	97	23,319
Interest expense, net(3)	41,462	27,437	27,801	6,221	10,446	113,367	31,614	6,224
Provision (benefit) for income taxes	38,717	29,258	7,625	14,863	(30,055)	60,408	7,626	14,863
Depreciation and amortization of intangibles	103,612	69,041	36,067	7,694	-	216,414	41,693	7,696
Fees to Manager-related party	-	-	-	-	49,570	49,570	-	-
Other non-cash expense (income), net(4)	6,045	498	(5,405)	(5,042)	563	(3,341)	(5,424)	(5,042)
EBITDA excluding non-cash items	245,611	169,573	66,984	47,058	(8,268)	520,958	75,606	47,060

EBITDA excluding non-cash items	245,611	169,573	66,984	47,058	(8,268)	520,958	75,606	47,060
Interest expense, net(3)	(41,462)	(27,437)	(27,801)	(6,221)	(10,446)	(113,367)	(31,614)	(6,224)
Adjustments to derivative instruments recorded in interest expense, net(3)	10,723	4,416	10,756	503	-	26,398	11,994	506
Amortization of deferred finance charges(3)	1,242	2,496	1,071	848	1,837	7,494	1,113	848
Provision/benefit for income taxes, net of changes in deferred taxes	(3,071)	(2,521)	(9)	(6,507)	6,824	(5,284)	(8)	(6,507)
Changes in working capital	(11,726)	11,412	(2,187)	5,558	(8,634)	(5,577)	(1,909)	5,554
Cash provided by (used in) operating activities	201,317	157,939	48,814	41,239	(18,687)	430,622	55,182	41,237
Changes in working capital	11,726	(11,412)	2,187	(5,558)	8,634	5,577	1,909	(5,554)
Maintenance capital expenditures	(33,099)	(5,816)	(421)	(5,251)	-	(44,587)	(559)	(5,251)
Free cash flow	179,944	140,711	50,580	30,430	(10,053)	391,612	56,532	30,432

	For the Nine Months Ended September 30, 2015
	IMTT(5)	Atlantic Aviation	Contracted Power and Energy(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power and Energy 100%

Net income (loss)	53,489	10,515	(12,462)	20,419	(215,367)	(143,406)	(14,746)
Interest expense, net(3)	32,214	32,126	24,261	5,573	10,827	105,001	27,850
Provision (benefit) for income taxes	36,801	7,440	6,131	13,287	(141,384)	(77,725)	6,131
Depreciation and amortization of intangibles	99,785	104,019	29,545	6,986	-	240,335	35,159
Fees to Manager-related party(6)	-	-	-	-	337,950	337,950	-
Other non-cash expense (income), net(4)	4,624	1,468	(4,955)	(823)	563	877	(4,972)
EBITDA excluding non-cash items	226,913	155,568	42,520	45,442	(7,411)	463,032	49,422

EBITDA excluding non-cash items	226,913	155,568	42,520	45,442	(7,411)	463,032	49,422
Interest expense, net(3)	(32,214)	(32,126)	(24,261)	(5,573)	(10,827)	(105,001)	(27,850)
Adjustments to derivative instruments recorded in interest expense, net(3)	2,140	7,927	6,231	137	-	16,435	7,005
Amortization of deferred finance charges(3)	1,937	2,418	286	362	1,730	6,733	310
Interest rate swap breakage fees	(31,385)	-	(19,171)	-	-	(50,556)	(19,171)
Provision/benefit for income taxes, net of changes in deferred taxes	(156)	(894)	(2)	-	454	(598)	(2)
Changes in working capital(6)	(9,667)	292	(4,430)	5,366	(71,324)	(79,763)	(3,904)
Cash provided by (used in) operating activities	157,568	133,185	1,173	45,734	(87,378)	250,282	5,810
Changes in working capital(6)	9,667	(292)	4,430	(5,366)	71,324	79,763	3,904
Maintenance capital expenditures	(20,550)	(12,966)	(107)	(4,640)	-	(38,263)	(107)
Free cash flow	146,685	119,927	5,496	35,728	(16,054)	291,782	9,607

(1) Represents MIC's Proportionately combined interests in the businesses comprising this reportable segment.
(2) Proportionately combined Free Cash Flow is equal to the sum of Free Cash Flow attributable to MIC's ownership interest in each of its reportable segments and MIC Corporate.
(3) Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing charges. Interest expense, net, also includes a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas for the nine months ended September 30, 2016 and a non-cash write-off of deferred financing costs related to the May 2015 refinancing at IMTT for the nine months ended September 30, 2015.

(4) Other non-cash expense (income), net, primarily includes non-cash pension expense, amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See "Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Proportionately Combined Metrics" above for a further discussion.

(5) On March 31, 2016, IMTT acquired the remaining 33.3% interest in its Quebec terminal that it did not previously own. IMTT was previously providing management services to this terminal and no operational changes are expected. Prior to the acquisition, IMTT consolidated the results of the Quebec terminal in its financial statements and adjusted for the portion that it did not own through noncontrolling interests. Since the IMTT Acquisition in July 2014 and prior to the acquisition of the noncontrolling interest, MIC reported IMTT’s EBITDA excluding non-cash items and Free Cash Flow including the 33.3% portion of the Quebec terminal. The contribution from the minority interest was not significant. Therefore, there were no changes to our historical EBITDA excluding non-cash items, Free Cash Flow or results generally as a function of acquiring this noncontrolling interest.

(6) In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in 944,046 shares by the Manager on August 1, 2016 using the June 2016 volume weighted average share price of $71.84.